Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues increased 15 percent year-over-year to $105.5 million; GAAP earnings were $0.15 per diluted share; non-GAAP earnings were $0.31 per diluted share

New $50M share-repurchase authorization follows completion of prior $50M buyback

SAN JOSE, CALIF. – May 12, 2025 – Power Integrations (NASDAQ: POWI) today announced financial results for the quarter ended March 31, 2025. Net revenues for the first quarter were $105.5 million, up slightly compared to the prior quarter and up 15 percent from the first quarter of 2024. GAAP net income for the first quarter was $8.8 million or $0.15 per diluted share compared to $0.16 per diluted share in the prior quarter and $0.07 per diluted share in the first quarter of 2024. Cash flow from operations for the quarter was $26.4 million.

In addition to its GAAP results, the company provided non-GAAP measures that exclude stock-based compensation, amortization of acquisition-related intangible assets and the related tax effects. Non-GAAP net income for the first quarter of 2025 was $17.9 million or $0.31 per diluted share compared to $0.30 per diluted share in the prior quarter and $0.18 per diluted share in the first quarter of 2024. A reconciliation of GAAP to non-GAAP financial results is included with the tables accompanying this press release.

Commented Balu Balakrishnan, chairman and CEO of Power Integrations: “While trade policy adds uncertainty to the second-half outlook, order trends have remained steady, channel inventories are at normal levels, and we expect healthy sequential growth in the second quarter. We are utilizing our strong balance sheet to buy back shares amidst market volatility, while remaining focused on big-picture trends driving demand for innovative high-voltage semiconductor technologies, such as energy efficiency, AI, electrification, and a cleaner, more modern power grid.”

Additional Highlights

●	Power Integrations repurchased 404 thousand shares of its common stock during the quarter for $23.1 million, leaving $25.0 million on its repurchase authorization as of March 31. The company repurchased an additional 560 thousand shares in April, utilizing the remaining $25 million. The company’s board of directors has authorized an additional $50 million for share repurchases.
●	Power Integrations paid a dividend of $0.21 per share on March 31, 2025. A dividend of $0.21 per share will be paid on June 30, 2025, to stockholders of record as of May 30, 2025.

Financial Outlook

The company issued the following forecast for the second quarter of 2025:

●	Revenues are expected to be $115 million, plus or minus $5 million.
●	GAAP gross margin is expected to be approximately 55 percent, and non-GAAP gross margin is expected to be approximately 55.5 percent. The difference between GAAP and non-GAAP is primarily attributable to stock-based compensation, with a smaller impact from amortization of acquisition-related intangible assets.
●	GAAP operating expenses are expected to be approximately $56 million; non-GAAP operating expenses are expected to be approximately $46 million. Non-GAAP operating expenses are expected to exclude approximately $10 million of stock-based compensation.

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. A live webcast of the call will be available on the investor section of the company's website, http://investors.power.com. Members of the investment community can register for the conference call by visiting https://emportal.ink/4iWIEQW.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information, please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets and the tax effects of these items. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. Non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures. Reconciliations of non-GAAP measures to GAAP measures are attached to this press release.

Note Regarding Forward-Looking Statements

The above statements regarding the company’s forecast for its second-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: changes in trade policies, in particular the escalation and imposition of new and higher tariffs, which could reduce demand for end products that incorporate our integrated circuits and/or place pressure on our prices as our customers seek to offset the impact of increased tariffs on their own products; the company’s ability to supply products and its ability to conduct other aspects of its business such as competing for new design wins; changes in global economic and geopolitical conditions, including such factors as inflation, armed conflicts and trade negotiations, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company’s revenues to decrease or cause the company to decrease its selling prices for its products; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 7, 2025. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether because of new information, future events or otherwise, except as otherwise required by law.

Power Integrations and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
NET REVENUES	$105,529	$105,250	$91,688

COST OF REVENUES	47,294	47,983	43,908

GROSS PROFIT	58,235	57,267	47,780

OPERATING EXPENSES:
Research and development	24,095	25,689	23,225
Sales and marketing	16,375	16,931	15,722
General and administrative	11,047	10,728	8,363
Total operating expenses	51,517	53,348	47,310

INCOME FROM OPERATIONS	6,718	3,919	470

OTHER INCOME	3,167	3,384	3,502

INCOME BEFORE INCOME TAXES	9,885	7,303	3,972

PROVISION (BENEFIT) FOR INCOME TAXES	1,095	(1,837)	18

NET INCOME	$8,790	$9,140	$3,954

EARNINGS PER SHARE:
Basic	$0.15	$0.16	$0.07
Diluted	$0.15	$0.16	$0.07

SHARES USED IN PER-SHARE CALCULATION:
Basic	56,871	56,848	56,833
Diluted	57,123	57,097	57,132

SUPPLEMENTAL INFORMATION:
	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Stock-based compensation expenses included in:
Cost of revenues	$657	$541	$346
Research and development	2,250	3,280	2,425
Sales and marketing	1,586	2,074	1,604
General and administrative	4,190	3,394	2,039
Total stock-based compensation expense	$8,683	$9,289	$6,414

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$147	$147	$482

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
REVENUE MIX BY END MARKET
Communications	10%	13%	11%
Computer	12%	15%	11%
Consumer	44%	37%	41%
Industrial	34%	35%	37%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$58,235	$57,267	$47,780
GAAP gross margin	55.2%	54.4%	52.1%

Stock-based compensation included in cost of revenues	657	541	346
Amortization of acquisition-related intangible assets	147	147	482

Non-GAAP gross profit	$59,039	$57,955	$48,608
Non-GAAP gross margin	55.9%	55.1%	53.0%

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$51,517	$53,348	$47,310

Less: Stock-based compensation expense included in operating expenses
Research and development	2,250	3,280	2,425
Sales and marketing	1,586	2,074	1,604
General and administrative	4,190	3,394	2,039
Total	8,026	8,748	6,068

Non-GAAP operating expenses	$43,491	$44,600	$41,242

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$6,718	$3,919	$470
GAAP operating margin	6.4%	3.7%	0.5%

Add: Total stock-based compensation	8,683	9,289	6,414
Amortization of acquisition-related intangible assets	147	147	482

Non-GAAP income from operations	$15,548	$13,355	$7,366
Non-GAAP operating margin	14.7%	12.7%	8.0%

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision (benefit) for income taxes	$1,095	$(1,837)	$18
GAAP effective tax rate	11.1%	–25.2%	0.5%

Tax effect of adjustments to GAAP results	239	(1,366)	(358)

Non-GAAP provision (benefit) for income taxes	$856	$(471)	$376
Non-GAAP effective tax rate	4.6%	–2.8%	3.5%

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$8,790	$9,140	$3,954

Adjustments to GAAP net income
Stock-based compensation	8,683	9,289	6,414
Amortization of acquisition-related intangible assets	147	147	482
Tax effect of items excluded from non-GAAP results	239	(1,366)	(358)

Non-GAAP net income	$17,859	$17,210	$10,492

Average shares outstanding for calculation of non-GAAP net income per share (diluted)	57,123	57,097	57,132

Non-GAAP net income per share (diluted)	$0.31	$0.30	$0.18

GAAP net income per share (diluted)	$0.15	$0.16	$0.07

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,614	$50,972
Short-term marketable securities	239,682	249,023
Accounts receivable, net	22,806	27,172
Inventories	169,068	165,612
Prepaid expenses and other current assets	18,645	21,260
Total current assets	499,815	514,039

PROPERTY AND EQUIPMENT, net	146,786	149,562
INTANGIBLE ASSETS, net	7,868	8,075
GOODWILL	95,271	95,271
DEFERRED TAX ASSETS	38,906	36,485
OTHER ASSETS	25,754	25,394
Total assets	$814,400	$828,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,587	$29,789
Accrued payroll and related expenses	12,526	13,987
Taxes payable	781	961
Other accrued liabilities	8,056	10,580
Total current liabilities	54,950	55,317

LONG-TERM LIABILITIES:
Income taxes payable	3,992	3,871
Other liabilities	19,643	19,866
Total liabilities	78,585	79,054

STOCKHOLDERS' EQUITY:
Common stock	22	22
Additional paid-in capital	7,106	18,734
Accumulated other comprehensive loss	(2,183)	(3,023)
Retained earnings	730,870	734,039
Total stockholders' equity	735,815	749,772
Total liabilities and stockholders' equity	$814,400	$828,826

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,790	$9,140	$3,954
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	7,244	7,743	8,715
Amortization of intangible assets	207	208	543
Loss on disposal of property and equipment	—	24	8
Stock-based compensation expense	8,683	9,289	6,414
Accretion of discount on marketable securities	(346)	(385)	(496)
Deferred income taxes	(2,537)	336	(1,330)
Increase (decrease) in accounts receivable allowance for credit losses	(381)	214	163
Change in operating assets and liabilities:
Accounts receivable	4,747	(10,752)	2,232
Inventories	(3,456)	2,068	(4,701)
Prepaid expenses and other assets	3,369	(1,613)	846
Accounts payable	4,002	1,540	1,294
Taxes payable and other accrued liabilities	(3,936)	(3,086)	(1,737)
Net cash provided by operating activities	26,386	14,726	15,905

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,726)	(3,045)	(4,343)
Purchases of marketable securities	(5,630)	(8,135)	(49,912)
Proceeds from sales and maturities of marketable securities	15,882	2,796	54,198
Net cash provided by (used in) investing activities	4,526	(8,384)	(57)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	2,787	—	2,691
Repurchase of common stock	(23,098)	(1,902)	(14,641)
Payments of dividends to stockholders	(11,959)	(11,937)	(11,384)
Net cash used in financing activities	(32,270)	(13,839)	(23,334)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,358)	(7,497)	(7,486)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	50,972	58,469	63,929

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$49,614	$50,972	$56,443

Contacts

Joe Shiffler
Power Integrations, Inc.
(408) 414-8528
joe@power.com